Exhibit 99.1

For Immediate Release
March 22, 2022

Star Equity Holdings, Inc. Announces 2021 Fourth Quarter and Year End Financial Results
Q4 2021 revenues increased 42.3% in Construction and 16.9% in Healthcare

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the fourth quarter (Q4) and year (FY) ended December 31, 2021. All 2021 and 2020 amounts in this release are unaudited.
Following the 2021 sales of DMS Health Technologies, Inc. for $18.75 million and another healthcare business for $1.4 million, all financial results for the 2021 and 2020 reporting periods, unless stated otherwise, relate to continuing operations, which include the Healthcare, Construction, and Investments divisions.
On January 24, 2022, the Company closed an underwritten public offering (the “January Offering”) of 9.5 million shares of the Company’s common stock and warrants to purchase up to 9.5 million shares of its common stock. Gross proceeds, before deducting underwriting discounts and offering expenses, were approximately $14.3 million and net proceeds were $12.8 million.
Q4 2021 Financial Highlights vs. Q4 2020 (unaudited)
•Total revenue increased by 27.6% to $29.5 million from $23.1 million
•Gross profit increased by 77.6% to $6.9 million from $3.9 million
•Net loss from continuing operations was $4.4 million (or $0.84 per basic and diluted share), as compared to a net loss from continuing operations of $0.5 million (or $0.11 per basic and diluted share); non-GAAP adjusted net income was $0.3 million, as compared to adjusted net loss of $1.6 million
•Non-GAAP adjusted EBITDA improved to a positive $1.0 million from negative $0.7 million

FY 2021 Financial Highlights vs. FY 2020 (unaudited)
•Total revenue increased by 36.3% to $106.6 million from $78.2 million
•Gross profit increased by 9.0% to $15.2 million from $14.0 million
•     Net loss from continuing operations was $8.9 million (or $1.76 per basic and diluted share), as compared to a net loss from continuing operations of $5.3 million (or $1.44 per basic and diluted share); non-GAAP adjusted net loss was $6.6 million, as compared to non-GAAP adjusted net loss of $4.3 million
•Non-GAAP adjusted EBITDA was negative $3.4 million as compared to negative $0.6 million
•As of December 31, 2021, cash and cash equivalents increased to $4.5 million from $3.2 million; net debt, total debt subtracting total cash and cash equivalents, decreased to $8.3 million from $21.1 million.

Jeff Eberwein, Executive Chairman, noted, “In the fourth quarter of 2021, our Healthcare division continued to rebound to more normal levels with revenue increasing 16.9% versus the prior year quarter. Our Construction division grew revenue by 42.3% due to higher output and pricing increases we implemented throughout the year to mitigate the impact of higher raw materials costs. Gross margin at our Construction division also rebounded strongly in the fourth quarter due to increased pricing, improved operations, and commodity price risk mitigation. Our Construction division gross margins improved significantly in 2021 and we made progress toward our goal of gross margins exceeding 20 percent for this division.”

Mr. Eberwein continued, “With the completion of the January Offering for gross proceeds of $14.3 million, we are now well-positioned to fund high-return internal growth investments and pursue acquisitions, which could be either bolt-ons for our Healthcare or Construction divisions or entry into a new business sector.”

Revenues

The Company’s consolidated Q4 2021 revenues increased 27.6% to $29.5 million from $23.1 million in the fourth quarter of the prior year due to better performance at both our divisions, Healthcare and Construction.

Revenues in thousands (Unaudited)	Q4 2021	Q4 2020	% change	FY 2021	FY 2020	% change
Healthcare	$15,572	$13,324	16.9%	$58,556	$49,232	18.9%
Construction	13,968	9,818	42.3%	48,003	28,879	66.2%
Investments	—	2	(100.0)%	—	52	(100.0)%
Total Revenues	$29,540	$23,144	27.6%	$106,559	$78,163	36.3%

Healthcare Q4 2021 and FY 2021 revenues increased 16.9% and 18.9%, respectively, versus the prior year periods. Strong sales activity predominately contributed to an increase in camera sales in Q4 2021. Healthcare providers have reopened for onsite visits and have returned to more normal operations.

Construction Q4 2021 and FY 2021 revenues increased 42.3% and 66.2%, respectively, versus the prior year periods. The increase in revenues was due to higher output and increased pricing.

Gross Profit

The Company’s consolidated Q4 2021 gross profit increased 77.6% to $6.9 million from $3.9 million in the fourth quarter of the prior year due to margin improvements in both the Healthcare and Construction divisions.

Gross profit (loss) in thousands (Unaudited)	Q4 2021	Q4 2020	% change	FY 2021	FY 2020	% change
Healthcare	$3,196	$2,614	22.3%	$12,459	$10,149	22.8%
Healthcare gross margin	20.5%	19.6%	4.6%	21.3%	20.6%	3.4%
Construction	3,767	1,340	181.1%	3,008	4,047	(25.7)%
Construction gross margin	27.0%	13.6%	98.5%	6.3%	14.0%	(55.0)%
Investments	(51)	(63)	(19.0)%	(227)	(209)	8.6%
Total gross profit	$6,912	$3,891	77.6%	$15,240	$13,987	9.0%
Total gross margin	23.4%	16.8%	39.3%	14.3%	17.9%	(20.1)%

Healthcare Q4 2021 and FY 2021 gross profit increased 22.3% and 22.8%, respectively, versus the prior year periods, due to a favorable product mix of new and used cameras sold throughout the year.

Construction Q4 2021 gross profit increased 181.1% versus Q4 2020 due to the impact of price increases and better mitigation of the effects of commodity price movements. $1.1 million of Construction gross profit was attributable to unrealized gains on EBGL’s open derivative contracts, which are in place to hedge future contracted projects. FY 2021 Construction gross profit decreased 25.7% from the prior year period due to the adverse impact of a rapid and historic rise in raw materials costs. The Company significantly increased Construction pricing during 2021 to offset these higher costs and expects its margins to benefit further from these increases in 2022.

Operating Expenses

On a consolidated basis, Q4 2021 and FY 2021 sales, general and administrative (SG&A) expenses increased by $1.2 million, or 21.2%, and $4.0 million or 21.3%, respectively, versus the prior year periods. Q4 2021 non-cash operating expenses included a $1.3 million write-off of software implementation costs and a $3.4 million of goodwill impairment in our KBS reporting unit. SG&A expenses as a percentage of revenue decreased in Q4 2021 and decreased in FY 2021 to 22.9% and 21.2%, respectively, versus 24.1% and 23.8% in the corresponding prior year periods.

Net Loss

Q4 2021 net loss was $4.4 million, or $0.84 loss per basic and diluted share, compared to a net loss of $0.5 million, or $0.11 loss per basic and diluted share in the same period of the prior year. Q4 2021 non-GAAP adjusted net income was $0.3 million, or $0.06 income per basic and diluted shares, compared to an adjusted non-GAAP net loss of $1.6 million, or $0.34 loss per basic and diluted share in the same period of the prior year.

FY 2021 net loss was $8.9 million, or $1.76 loss per basic and diluted share, compared to a net loss of $5.3 million, or $1.44 loss per basic and diluted share in FY 2020. FY 2021 non-GAAP adjusted net loss was $6.6 million, or $1.30 loss per basic and diluted share, compared to an adjusted non-GAAP net loss of $4.3 million, or $1.17 loss per basic and diluted share in the prior year.

Non-GAAP adjusted EBITDA

Q4 2021 non-GAAP adjusted EBITDA increased to positive $1.0 million from negative $0.7 million in the same quarter of the prior year partly driven by a sharp increase in demand for high-margin cameras. FY 2021 non-GAAP adjusted EBITDA decreased to negative $3.4 million, compared to negative $0.6 million in FY 2020, reflecting the rapid and historic rise in building material prices.

Operating Cash Flow

Q4 2021 cash flow from consolidated operations (including continuing and discontinued operations) was an inflow of $1.4 million, compared to an outflow of $3.1 million for the same period in the prior year. FY 2021 cash flow from operations was an outflow of $6.8 million, compared to an outflow of $5.0 million for FY 2020, primarily as a result of the rapid and historic rise in building material prices, as well as changes in working capital in the first half of the year.

Preferred Stock

In each of Q2 and Q3 2021, the Company’s Board of Directors (the “Board”) declared and paid a cash dividend of $0.25 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”), representing approximately $0.5 million per dividend. In Q4 2021, the Board entered into a private placement of 650,000 shares of the Company’s common stock to Jeff Eberwein, Executive Chairman of the Company, resulting in cash proceeds of $2.1 million. In conjunction with the private placement, the Board declared a cash dividend to holders of the Preferred Stock of $1.556 per share, which represents all accumulated and unpaid dividends, including a cash dividend of $0.25 per share to the holders of the Preferred Stock for Q4 in accordance with the Certificate of Designation, resulting in a total payment to holders of $3.5 million. As of December 31, 2021, the Company was current on its dividend payments.

In addition, the Company intends to submit to the vote of shareholders at its 2022 Annual Meeting a proposal to amend the Certificate of Designation of the Preferred Stock. This amendment, if approved by the majority of the holders of both the Company’s Preferred Stock (voting as a separate class) and Common Stock, would revise and limit the definition of a “change of control triggering event” to “the acquisition of more than 50% of the total voting stock of the Company”. The proposal would also amend the terms of the Preferred Stock such that the Company, rather than the holders of the Preferred Stock, has the right of redemption in the event of a change of control.

Conference Call Information

A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on March 22, 2022 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Star. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measure for these non-GAAP financial measures are “net income and basic and diluted net income per share”, and “cash flows from operating activities”. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, stock-based compensation, one time transaction costs, financing costs, gain or loss from loan forgiveness, litigation costs, COVID-19 protection equipment, unrealized gain (loss) on derivatives and available-for-sale securities, non-recurring gain on disposals, goodwill impairment and income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, and amortization.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2022.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.
Healthcare

Our Healthcare division designs, manufactures, and distributes diagnostic medical imaging products and provides mobile imaging services. Our Healthcare division operates in two businesses: (i) diagnostic services and (ii) diagnostic imaging. The diagnostic services business offers imaging services to healthcare providers as an outsourced alternative to purchasing and operating their own equipment. The diagnostic imaging business develops, sells, and maintains solid-state gamma cameras.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Executive Chairman	Senior Vice President
203-489-9501	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2021	2020	2021	2020
Revenues:
Healthcare	$15,572	$13,324	$58,556	$49,232
Construction	13,968	9,818	48,003	28,879
Investments	—	2	—	52
Total revenues	29,540	23,144	106,559	78,163

Cost of revenues:
Healthcare	12,376	10,709	46,097	39,083
Construction	10,201	8,479	44,995	24,832
Investments	51	65	227	261
Total cost of revenues	22,628	19,253	91,319	64,176

Gross profit	6,912	3,891	15,240	13,987

Operating expenses:
Selling, general and administrative	6,756	5,574	22,595	18,635
Amortization of intangible assets	430	428	1,728	2,124
Gain on sale of MDOS	—	—	(847)	—
Goodwill impairment	3,359	436	3,359	436
Total operating expenses	10,545	6,438	26,835	21,195

Loss from continuing operations	(3,633)	(2,547)	(11,595)	(7,208)

Other income (expense):
Other (expense) income	(579)	(93)	(550)	874
Interest expense, net	(173)	(284)	(905)	(1,292)
Gain on forgiveness of PPP loans	—	2,470	4,179	2,470
Total other (expense) income	(752)	2,093	2,724	2,052

Loss from continuing operations before income taxes	(4,385)	(454)	(8,871)	(5,156)
Income tax provision	(26)	(57)	(60)	(129)
Loss from continuing operations, net of income taxes	(4,411)	(511)	(8,931)	(5,285)
(Loss) income from discontinued operations, net of income taxes	(7)	55	5,948	(1,172)
Net loss	(4,418)	(456)	(2,983)	(6,457)
Deemed dividend on Series A cumulative perpetual preferred stock	(469)	(474)	(1,906)	(1,916)
Net loss attributable to common shareholders	$(4,887)	$(930)	$(4,889)	$(8,373)

Net loss per common share - basic and diluted*
Net loss per share, continuing operations	$(0.84)	$(0.11)	$(1.76)	$(1.44)
Net income (loss) per share, discontinued operations	$—	$0.01	$1.17	$(0.32)
Net loss per share*	$(0.84)	$(0.10)	$(0.59)	$(1.76)
Deemed dividend on Series A cumulative perpetual preferred stock per share	$(0.09)	$(0.10)	$(0.37)	$(0.52)
Net loss per share, attributable to common shareholders - basic and diluted*	$(0.93)	$(0.20)	$(0.96)	$(2.29)
Weighted-average shares outstanding – basic and diluted	5,281	4,785	5,085	3,659

Dividends declared per Series A perpetual preferred stock	$1.81	$—	$2.31	$—
*Earnings per share may not add due to rounding

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts and par value)

	December 31, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$4,538	$3,225
Restricted cash	278	168
Accounts receivable, net	15,811	12,975
Inventories, net	8,525	9,787
Other current assets	2,711	2,025
Assets held for sale	—	20,756
Total current assets	31,863	48,936
Property and equipment, net	8,918	9,762
Operating lease right-of-use assets, net	4,494	2,935
Intangible assets, net	15,072	16,900
Goodwill	6,046	9,542
Other assets	1,659	1,384
Total assets	$68,052	$89,459

Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,277	$4,952
Accrued compensation	3,051	2,825
Accrued warranty	569	214
Billings in excess of costs and estimated profit	312	—
Deferred revenue	2,457	2,184
Short-term debt and current portion of long-term debt	12,869	18,362
Notes payable to related parties	—	2,307
Operating lease liabilities	1,253	1,278
Other accrued liabilities	3,033	3,000
Liabilities held-for-sale	—	7,871
Total current liabilities	27,821	42,993
Long-term debt, net of current portion	—	3,700
Deferred tax liabilities	72	51
Operating lease liabilities, net of current portion	3,299	1,727
Other liabilities	1,118	1,059
Total liabilities	32,310	49,530

Commitments and contingencies

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at December 31, 2021 and 2020, respectively	18,988	21,500

Stockholders’ equity:
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred Stock, no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 30,000,000 shares authorized; 5,805,916 and 4,798,367 shares issued and outstanding (net of treasury shares) at December 31, 2021 and 2020, respectively	—	—
Treasury stock, at cost; 258,849 shares at December 31, 2021 and 2020	(5,728)	(5,728)
Additional paid-in capital	150,451	149,143
Accumulated deficit	(127,969)	(124,986)
Total stockholders’ equity	16,754	18,429
Total liabilities, mezzanine equity and stockholders’ equity	$68,052	$89,459

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net loss from continuing operations	$(4,411)	$(511)	$(8,931)	$(5,285)
Acquired intangible amortization	430	428	1,728	2,124
Unrealized (gain) loss on derivatives and equity securities (1)	(1,010)	11	(629)	(22)
Litigation costs (2)	231	318	444	562
Gain on disposal of MD Office Solutions	—	—	(847)	—
Allowance / Write off of tenant receivable	—	—	323	—
Write off of software implementation costs	1,302	—	1,372	—
Goodwill impairment (3)	3,359	436	3,359	436
Transaction cost (4)	—	—	—	115
Financing costs	337	78	568	78
COVID-19 Protection Equipment (5)	28	17	110	63
SBA PPP Loan forgiveness	—	(2,470)	(4,179)	(2,470)
Income tax expense	26	57	60	129
Non-GAAP adjusted net income (loss) from continuing operations	$292	$(1,636)	$(6,622)	$(4,270)

Net loss per diluted share from continuing operations	$(0.84)	$(0.11)	$(1.76)	$(1.44)
Acquired intangible amortization	0.08	0.09	0.34	0.58
Unrealized (gain) loss on derivatives and equity securities (1)	(0.19)	—	(0.12)	(0.01)
Litigation costs (2)	0.04	0.07	0.09	0.15
Gain on disposal of MD Office Solutions	—	—	(0.17)	—
Allowance / Write off of tenant receivable	—	—	0.06	—
Write off of software implementation costs	0.25	—	0.27	—
Goodwill impairment (3)	0.64	0.09	0.66	0.12
Transaction cost (4)	—	—	—	0.03
Financing costs	0.06	0.02	0.11	0.02
COVID-19 Protection Equipment (5)	0.01	—	0.02	0.02
SBA PPP Loan forgiveness	—	(0.52)	(0.82)	(0.68)
Income tax expense	—	0.01	0.01	0.04
Non-GAAP adjusted net income (loss) per basic and diluted share from continuing operations (6)	$0.06	$(0.34)	$(1.30)	$(1.17)

(1)Reflects adjustments for any unrealized gains or losses in derivatives value and change in fair value of investments in equity securities.
(2)Reflects one-time litigation costs.
(3)Reflects impairment of goodwill related to the Construction division.
(4)Reflects legal and other costs related to the ATRM merger and holding company conversion.
(5)Reflects purchases related to COVID -19 personal protection equipment.
(6)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For the Three Months Ended December 31, 2021	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Corporate, eliminations and other	Total

Net loss from continuing operations	$(576)	$(108)	$(1,925)	$(159)	$(1,643)	$(4,411)
Depreciation and amortization	271	46	481	50	—	848
Interest (income) expense	(2)	71	53	51	—	173
Income tax expense	—	26	—	—	—	26
EBITDA from continuing operations	(307)	35	(1,391)	(58)	(1,643)	(3,364)

Unrealized (gain) loss on derivatives and equity securities (1)	—	—	(1,062)	52	—	(1,010)
Litigation costs (2)	122	—	—	—	109	231
Stock-based compensation	2	21	3	—	110	136
Goodwill impairment (3)	—	—	3,359	—	—	3,359
Write off of software implementation costs	—	1,302	—	—	—	1,302
Financing costs	—	22	307	8	—	337
COVID-19 Protection Equipment (5)	28	—	—	—	—	28
Non-GAAP adjusted EBITDA from continuing operations	$(155)	$1,380	$1,216	$2	$(1,424)	$1,019

For the Three Months Ended December 31, 2020	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Corporate, eliminations and other	Total

Net (loss) income from continuing operations	$(644)	$2,714	$(1,059)	$(97)	$(1,425)	$(511)
Depreciation and amortization	305	71	450	86	—	912
Interest expense (income)	19	(237)	202	—	300	284
Income tax (benefit) expense	(2)	25	34	—	—	57
EBITDA from continuing operations	(322)	2,573	(373)	(11)	(1,125)	742

Unrealized loss on derivatives and equity securities (1)	—	—	—	—	11	11
Litigation costs (2)	—	—	—	—	318	318
Stock-based compensation	23	69	—	—	50	142
Goodwill impairment (3)	—	—	436	—	—	436
Financing cost	—	—	68	—	10	78
COVID-19 Protection Equipment (5)	—	17	—	—	—	17
SBA PPP Loan forgiveness	—	(2,470)	—	—	—	(2,470)
Non-GAAP adjusted EBITDA from continuing operations	$(299)	$189	$131	$(11)	$(736)	$(726)

For the Twelve Months Ended December 31, 2021	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Corporate, eliminations and other		Total

Net income (loss) from continuing operations	$1,674	$2,955	$(7,488)	$(443)	$(5,629)		$(8,931)
Depreciation and amortization	1,103	212	1,931	226	—		3,472
Interest expense	—	258	509	138	—		905
Income tax expense	—	60	—	—	—		60
EBITDA from continuing operations	2,777	3,485	(5,048)	(79)	(5,629)		(4,494)

Unrealized (gain) loss on derivatives and equity securities (1)	—	—	(664)	52	(17)		(629)
Litigation costs (2)	122	—	—	—	322		444
Stock-based compensation	44	99	6	—	376		525
Gain on disposal of MD Office Solutions	(847)	—	—	—	—		(847)
Goodwill impairment (3)	—	—	3,359	—	—		3,359
Write off of software implementation costs	—	1,302	70	—	—	—	1,372
Allowance / Write off of tenant receivable	—	—	323	—	—		323
Financing cost	—	111	449	8	—		568
COVID-19 Protection Equipment (5)	108	2	—	—	—		110
SBA PPP Loan forgiveness	—	(2,959)	(1,220)	—	—		(4,179)
Non-GAAP adjusted EBITDA from continuing operations	$2,204	$2,040	$(2,725)	$(19)	$(4,948)		$(3,448)

For the Twelve Months Ended December 31, 2020	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Corporate, eliminations and other	Total

Net (loss) income from continuing operations	$(1,003)	$2,387	$(2,883)	$(363)	$(3,423)	$(5,285)
Depreciation and amortization	1,222	260	2,172	282	—	3,936
Interest expense	75	7	910	—	300	1,292
Income tax expense	10	79	40	—	—	129
EBITDA from continuing operations	304	2,733	239	(81)	(3,123)	72

Unrealized gain on derivatives and equity securities (1)	—	—	—	—	(22)	(22)
Litigation costs (2)	—	—	—	—	562	562
Stock-based compensation	123	256	—	—	146	525
Goodwill impairment(3)	—	—	436	—	—	436
Transaction cost (4)	—	—	—	—	115	115
Financing cost	—	—	68	—	10	78
COVID-19 Protection Equipment (5)	—	63	—	—	—	63
SBA PPP Loan forgiveness	—	(2,470)	—	—	—	(2,470)
Non-GAAP adjusted EBITDA from continuing operations	$427	$582	$743	$(81)	$(2,312)	$(641)

(1)Reflects adjustments for any unrealized gains or losses in derivatives value and change in fair value of investments in equity securities.
(2)Reflects one-time litigation costs.
(3)Reflects impairment of goodwill related to the Construction division.
(4)Reflects legal and other costs related to the ATRM merger and holding company conversion.
(5)Reflects purchases related to COVID -19 personal protection equipment.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)

A summary of the Company’s credit facilities and related party notes are as follows (dollars in thousands):

	December 31, 2021		December 31, 2020
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$3,131	6.00%	$1,099	6.00%
Revolving Credit Facility - Gerber EBGL	1,652	6.00%	2,016	6.00%
Revolving Credit Facility - SNB	7,016	2.60%	12,710	2.64%
Total Short-term Revolving Credit Facility	$11,799	3.98%	$15,825	3.30%
Gerber - Star Term Loan	$1,070	6.25%	$262	6.75%
Premier - Term Loan	—	—%	419	5.75%
Short-term Debt and Current Portion of Long-term Debt	$1,070	6.25%	$681	6.13%
Short-term Paycheck Protection Program Notes	$—	—%	$1,856	1.00%
Total Short-term Debt and Current Portion of Long-term Debt	$12,869	4.17%	$18,362	3.17%

Gerber - Star Term Loan	$—	—%	$1,058	6.75%
Premier - Term Loan	—	—%	321	5.75%
Long Term Debt, net of current portion	—	—%	1,379	6.52%
Long-term Paycheck Protection Program Notes	—	—%	2,321	1.00%
Total Long-term debt, net of current portion	$—	—%	$3,700	3.06%

LSV Co-Invest I Promissory Note (January Note)	$—	—%	$709	12.00%
LSV Co-Invest I Promissory Note (June Note)	—	—%	1,220	12.00%
LSVM Note	—	—%	378	12.00%
Total Notes Payable To Related Parties	$—	—%	$2,307	12.00%

Total Debt	$12,869	4.17%	$24,369	3.99%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020 (1)	2021	2020 (1)
Revenue by segment:
Diagnostic Services	$10,685	$10,602	$43,765	$39,267
Diagnostic Imaging	4,887	2,722	14,791	9,965
Construction	13,968	9,818	48,003	28,879
Investments	—	2	—	52
Consolidated revenue	$29,540	$23,144	$106,559	$78,163

Gross profit (loss) by segment:
Diagnostic Services	$1,440	$1,723	$7,364	$6,758
Diagnostic Imaging	1,756	891	5,095	3,391
Construction	3,767	1,340	3,008	4,047
Investments	(51)	(63)	(227)	(209)
Consolidated gross profit	$6,912	$3,891	$15,240	$13,987

Income (loss) from continuing operations by segment:
Diagnostic Services	$(580)	$(628)	$1,673	$(919)
Diagnostic Imaging	(122)	(432)	252	(820)
Construction	2,019	(461)	(4,322)	(2,981)
Investments	(58)	(97)	(255)	(363)
Unallocated corporate and other expenses	(1,533)	(493)	(5,584)	(1,689)
Segment loss from operations	(274)	(2,111)	(8,236)	(6,772)
Goodwill impairment (2)	(3,359)	(436)	(3,359)	(436)
Consolidated loss from operations	$(3,633)	$(2,547)	$(11,595)	$(7,208)
(1) Segment information has been recast for all periods presented to reflect changes in the allocation of corporate and other expenses.
(2) Reflects impairment of goodwill related to the Construction division.